Exhibit 5.6

CONSENT OF EXPERT

I, Marco Antonio Alfaro Sironvalle, of Metalica Consultores S.A., hereby consent to the inclusion and incorporation by reference in this registration statement on Form F-10 of Yamana Gold Inc., including any amendments thereto and any documents incorporated by reference therein (the “Registration Statement”) of references to and information derived from mineral resource estimates for the C-1 Santa Luz project and mineral reserve and resource estimates for the Chapada property as at December 31, 2008, and the report entitled “Chapada Copper-Gold Project, Goiàs State, Brazil, Technical Report Pursuant to National Instrument 43-101 of the Canadian Securities Administrators” dated February 2009 (collectively, the “Incorporated Information”).  I also consent to the reference to my name and to my involvement in the preparation of the Incorporated Information in this Registration Statement.

/s/ Marco Antonio Alfaro Sironvalle
Name: Marco Antonio Alfaro Sironvalle, MAusIMM 229692
Title: Mining Engineer, PH.D on Geostatistics

Date: March 31, 2009